S. W. HATFIELD, CPA
certified public accountants

Member:     American Institute of Certified Public Accountants
              SEC Practice Section
              Information Technology Section
            Texas Society of Certified Public Accountants

                                             December 8, 2000
Board of Directors
Qinnet.Com, Inc.
450 North Brand Boulevard, 6th Floor
Glendale, CA  91203

Gentlemen:

In conjunction with our annual client retention reviews, we wish to inform you that we respectfully decline reappointment as independent auditors for Qinnet.com, Inc. [sic] and/or its wholly-owned subsidiary, Internet Corporation of America (SEC File #000-28659, CIK #1100891).

Further, by copy of this letter to the U.S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between Qinnet.com, Inc. [sic] and/or its wholly-owned subsidiary, Internet Corporation of America (SEC File #000-
28659, CIK #1100891) and S.W. Hatfield, CPA has ceased.

Please provide us with a copy of the required Form 8-K filing, due to the U.S. Securities and Exchange Commission within five
(5) working days of this letter, for our review and appropriate response in Exhibit 16.1 of said Form 8-K filing.

Yours truly,
S.W. Hatfield, CPA

/s/ Scott W. Hatfield

Scott W. Hatfield, CPA

SWH/
cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5, 450 Fifth Street, NW
      Washington, DC  20549

                  Use our past to assist your future sm
(secure mailing address)            (overnight delivery/shipping address)
P. O. Box 820395                        9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                        Dallas, Texas 75243-7212
214-342-9635 (voice)                                   (fax) 214-342-9601
800-244-0639                                               SWHCPA@aol.com